                                                                                                 Nine months'         Three months'
                                                 Nine Months Ended    Three Months ended       weighting factor     weighting factor
                                                   September 30,        September 30,            (in months)           (in months)
                                                 1996       1995       1996       1995          1996       1995       1996      1995
                                                 ----       ----       ----       ----          ----       ----       ----      ----
Issuance of common stock, June 1993             375,000    375,000    375,000    375,000          9          6          3         3

Sale of common stock, October 1993              125,000    125,000    125,000    125,000          9          6          3         3

Sale of common stock, March 1995
  1,250,000 shares                            1,250,000    972,278  1,250,000  1,250,000          9          7          3         3

Shares issued upon exercise of
  options and warrants                          109,506       --      247,411       --         see below             see below

SAB 83 shares - see below                          --       35,222       --         --            9          2          0         0
                                              ---------  ---------  ---------  ---------

Common stock and equivalents                  1,859,506  1,507,500  1,997,411  1,750,000
                                              =========  =========  =========  =========

Computation of weighted average number of shares issued upon exercise of options and warrants:

                        Nine months'       Three months'
                       weighting factor   weighting factor
          Shares          (in days)          (in days)
Date      Issued            1996               1996
----      ------            ----               ----
5/1/96     12,500          6,944              12,500
6/1/96    200,000         88,889             200,000
6/3/96     12,500          5,417              12,500
6/7/96      4,000          1,674               4,000
6/18/96     4,000          1,511               4,000
6/18/96     6,000          2,267               6,000
7/8/96      2,500            759               2,278
7/9/96      2,000            600               1,800
8/22/96     7,500          1,444               4,333
9/18/96   200,000          8,889              26,667
                         -------             -------
         Total           109,506             247,411
                         =======             =======

SAB 83 Calculation (treasury stock method)
June, 1995

                                                                                             Incremental
                                                Options/Warrants Price/Share    Proceeds        Shares

 Options issued in December, 1994                    360,000        $3.75      1,350,000
                                                                               ---------
 IPO price                                                                          5.00
 Shares assumed repurchased                                                       270,000        90,000

 Warrants issued in December, 1994                   137,500        $2.50         343,750
 IPO  price                                                                          5.00
 Shares assumed repurchased                                                        68,750        68,750
                                                                                                -------

 Total SAB 83 shares considered outstanding                                                     158,750
                                                                                                =======


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